QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3.6.3

WESTAFF, INC.
NOTICE OF GRANT OF STOCK OPTION

    Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Westaff, Inc. (the "Corporation"):

    Optionee:  Tom D. Seip

    Grant Date:  May 1, 2001

    Vesting Commencement Date:  May 1, 2001

    Exercise Price:  $2.05 per share

    Number of Option Shares:  500,000 shares

    Expiration Date:  April 30, 2011

    Type of Option:  Non-Statutory Stock Option

    Exercise Schedule:  The Option shall become exercisable in accordance with the following schedule; provided, however, that vested shares subject to the Option may only be exercised after June 15, 2002. Notwithstanding the foregoing, vested shares subject to the Option may be exercised following stockholder approval of the amendment and restatement of the Plan to increase the maximum number of shares with respect to which stock options, stock appreciation right and direct stock issuances may be granted to an individual in any calendar year from 500,000 to 1,000,000 shares of Corporation common stock (the "Plan Amendment"). In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

Date	Vested Option Shares
Vesting Commencement Date	150,000
First Anniversary of the Vesting Commencement Date	125,000
Second Anniversary of the Vesting Commencement Date	100,000
Third Anniversary of the Vesting Commencement Date	75,000
Fourth Anniversary of the Vesting Commencement Date	50,000

    Optionee understands and agrees that if a majority of the stockholders of the Corporation vote against the Plan Amendment, the Option shall be rescinded and the Option shall terminate and cease to be exercisable with respect to all of the shares subject the Option. Further, Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Westaff, Inc. 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

    Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan and a copy of the Plan in the forms attached hereto as Exhibit B.

    The foregoing provisions of this section are pursuant to the terms of the Employment Agreement.

    No Employment or Service Contract.  Nothing in this Grant Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby

1

expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause, subject to the terms of any effective employment agreement between the Corporation (or any Parent or Subsidiary employing or retaining Optionee) and Optionee.

    Definitions.  All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice or in the attached Stock Option Agreement.

Date:  May 1, 2001

WESTAFF, INC.
By:	/s/ W. Robert Stover

W. Robert Stover
Title: Chairman of the Board
/s/ Tom D. Seip

Tom D. Seip, OPTIONEE
Address: 30 Ridge Lane
Orinda, California 94563

2

EXHIBIT A

STOCK OPTION AGREEMENT

WESTAFF, INC.
STOCK OPTION AGREEMENT

RECITALS

    A.  The Corporation has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

    B.  Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

    C.  All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

      NOW, THEREFORE, it is hereby agreed as follows:

      1.  Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

      2.  Option Term.  This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

      3.  Limited Transferability.  This option may be transferred to any person by will and by the laws of descent and distribution following Optionee's death. This option also may be transferred during the lifetime of Optionee by gift and pursuant to a domestic relations order to members of Optionee's Immediate Family in accordance with procedures determined by the Plan Administrator.

      4.  Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

      5.  Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

        (a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability, Cause or termination of Service by the Corporation (or any Parent or Subsidiary employing or retaining Optionee) for any reason other than Cause) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

        (b) Should the Corporation (or any Parent or Subsidiary employing or retaining Optionee) terminate Optionee's Service for any reason other than Cause while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

        (c) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

        (d) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

        (e) Should Optionee's Service be terminated for Cause, then this option shall terminate immediately and cease to remain outstanding.

        (f)  During the applicable post-Service exercise period, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.

      6.  Special Acceleration of Option.

        (a) Corporate Transaction.

           (i) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Corporate Transaction become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. Immediately following the Corporate Transaction, this option, to the extent not previously exercised, shall terminate and cease to be outstanding or exercisable except to the extent assumed by the successor corporation (or parent thereof) in connection with such Corporate Transaction.

          (ii) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

        (b) Change in Control/Hostile Take-Over.  In the event of a Change in Control or Hostile Take-Over, this option, to the extent outstanding but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control or Hostile Take-Over, become exercisable for all the Option Shares at the time subject to the option and may be exercised for any or all of the Option Shares as fully-vested shares of Common Stock. This option shall remain exercisable for such fully-vested Option Shares until the earlier to occur of the Expiration Date or the sooner termination of this option in accordance with Paragraphs 5 or 6(a).

        (c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      7.  Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

      8.  Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

      9.  Manner of Exercising Option.

        (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

           (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

          (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

            (A) cash or check made payable to the Corporation;

            (B) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

            (C) to the extent this option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

          (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

          (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

        (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

        (c) In no event may this option be exercised for any fractional shares.

      10. Compliance with Laws and Regulations.

        (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

        (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

      11. Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

      12. Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

      13. Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

      14. Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

      15. Excess Shares.  The Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, and are subject to the terms set forth in the Grant Notice.

      16. Additional Terms Applicable to an Incentive Option.  In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

        (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

        (b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

        (c) Should the exercisability of this option be accelerated upon a Corporate Transaction, Change in Control or Hostile Take-Over, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction, Change in Control or Hostile Take-Over occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, Change in Control or Hostile Take-Over, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

        (d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

      17. Leave of Absence.  The following provisions shall apply upon Optionee's commencement of an authorized leave of absence:

        (a) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and the option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

        (b) Should Optionee resume active Employee status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of the leave.

        (c) If the option is designated as an Incentive Stock Option in the Grant Notice, then the following additional provision shall apply:

      If the leave of absence continues for more than ninety (90) days, then the option shall automatically convert to a Non-Statutory Option under the federal tax laws on the day three (3) months and one (1) day following the ninety-first (91st) day of such leave, unless Optionee's reemployment rights are guaranteed by statute or by written agreement. Following any such conversion of the option, all subsequent exercises of such option, whether effected before or after Optionee's return to active Employee status, shall result in an immediate taxable event, and the Corporation shall be required to collect from Optionee the federal, state and local income and employment withholding taxes applicable to such exercise.

        (d) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

EXHIBIT I

NOTICE OF EXERCISE

    I hereby notify Westaff, Inc. (the "Corporation") that I elect to purchase shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $2.05 per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1996 Stock Option/Stock Issuance Plan on May 1, 2001.

    Concurrently with the delivery of this Notice of Exercise to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am at the time vested.

, 200
Date
Optionee
Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

Employee Number:

APPENDIX

    The following definitions shall be in effect under the Agreement:

    A.  Agreement shall mean this Stock Option Agreement.

    B.  Board shall mean the Corporation's Board of Directors.

    C.  Cause shall mean as such term is expressly defined in the Employment Agreement.

    D.  Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

      (a) the acquisition directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept;

      (b) or a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

    E.  Code shall mean the Internal Revenue Code of 1986, as amended.

    F.  Common Stock shall mean the Corporation's common stock, with par value of $0.01 per share.

    G.  Corporate Transaction shall mean either of the following stockholder approved transactions to which the Corporation is a party:

      (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

      (b) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

    H.  Corporation shall mean Westaff, Inc., a Delaware corporation.

    I.  Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    J.  Employment Agreement shall mean the Employment Agreement, effective as of May 1, 2001, among Optionee, the Corporation and Westaff Support, Inc., or any successor employment agreement entered into between Optionee, the Corporation and/or any Parent or Subsidiary employing or retaining Optionee from time to time.

    K.  Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

A–1

    L.  Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

    M. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

    N.  Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

      (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (b) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary- market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    O.  Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

    P.  Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

    Q.  Hostile Take-Over shall mean a change in ownership of the Corporation effected through the following transaction:

      (a) the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

      (b) the acceptance of more than fifty percent (50%) of the securities so acquired in such tender or exchange offer from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

    R.  Immediate Family shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing Optionee's household (other than a tenant or employee), a trust in which these persons (or Optionee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or Optionee) control the management of assets, and any other entity in which these persons (or Optionee) own more than fifty percent (50%) of the voting interests.

    S.  Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

    T.  Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

    U.  Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

A–2

    V.  Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

    W.  Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

    X.  Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    Y.  Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

    Z.  Plan shall mean the Corporation's 1996 Stock Option/Stock Issuance Plan, as amended and restated from time to time.

    AA. Plan Administrator shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

    BB. Service shall mean Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

    CC. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

    DD. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

A–3

QuickLinks

  Exhibit 10.3.6.3
WESTAFF, INC. NOTICE OF GRANT OF STOCK OPTION
EXHIBIT A STOCK OPTION AGREEMENT
WESTAFF, INC. STOCK OPTION AGREEMENT
EXHIBIT I NOTICE OF EXERCISE
APPENDIX